Exhibit 10.2

SECOND AMENDMENT TO

PURCHASING AGREEMENT

This SECOND AMENDMENT TO PURCHASING AGREEMENT (this “Amendment”) is made and entered into this 5th day of October by and between ICOP DIGITAL, INC., a Colorado corporation (“Client”) and FCC, LLC, d/b/a First Growth Capital (“Purchaser”).

WHEREAS, Purchaser and Client are parties to a certain Purchasing Agreement, dated November 3, 2008 (the “Agreement”) pursuant to which Purchaser makes advances and other extensions of credit to Client, which advances and extensions of credit are secured by security interests upon the Collateral; and

WHEREAS, the parties desire to amend the Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in and in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in or the Uniform Commercial Code as in effect from time to time in the State of Florida.

2. Amendments. Subject to the conditions set forth below, the Agreement is amended by deleting Section 6(a)(a) in its entirety and substituting the following in lieu thereof:

“CLIENT shall maintain a Tangible Net Worth of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) at all times. As used herein, “Tangible Net Worth” means, as of any date, the total assets of CLIENT minus the total liabilities of CLIENT calculated in conformity with GAAP.”

3. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Purchaser):

(a) Client shall have executed and delivered such other documents and instruments as Purchaser may require;

(b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Purchaser and its legal counsel;

(c) No Event of Default shall have occurred and be continuing; and

(d) There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Client, or in the Collateral.

(e) In consideration of the accommodations made by Purchaser hereunder, Client agrees to pay to Purchaser (a) a fee of $5,000.00 (the “Amendment Fee”) together with this Amendment, and (b) on demand all costs and expenses of Purchaser in connection with the preparation, execution, delivery and enforcement of this Amendment and any other transactions contemplated hereby and thereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Purchaser. The Amendment Fee constitutes a fee for services and is not interest or a charge for the use of money.

4. Representations and Warranties of Client. Client represents and warrants that (a) no Event of Default exists under the Agreement or under the Amendment; (b) the representations and warranties of Client contained in the Agreement and in the Amendment were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof; (c) the execution, delivery and performance by Client of this Amendment and the consummation of the transactions contemplated hereby are within the legal power of Client and have been duly authorized by all necessary company action on the part of Client, do not require any approval or consent, or filing with, any governmental agency or authority, do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which Client is named or any provision of the charter documents of Client and do not result in a breach of or constitute a default under any agreement or instrument to which Client is a party or by which it or any of its properties are bound; (d) this Amendment constitutes the legal, valid and binding obligation of Client, enforceable against Client in accordance with its terms; (e) all payroll taxes required to be withheld from the wages of Client’s employees have been paid or deposited when due; (f) Client is entering into this Amendment freely and voluntarily with the advice of legal counsel of its own choosing; and (g) Client has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Amendment.

5. Reaffirmation of Obligations. Client hereby ratifies and reaffirms the Agreement, and all of its obligations and liabilities thereunder. Client acknowledges and agrees that all terms and provisions, covenants and conditions of the Agreement shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of Client in accordance with their respective terms as of the date hereof. Client shall pay to Purchaser all costs and expenses, including legal fees, incurred by Purchaser in connection with preparation, negotiation and closing of this Amendment.

6. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement, and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

7. No Novation, etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Agreement, as amended hereby, shall remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of the Agreement, the parties agree that the terms of the Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified by this Amendment.

8. Release of Claims. To induce Purchaser to enter into this Amendment, Client hereby releases, acquits and forever discharges Purchaser, and Purchaser’s officers, directors, agents, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against Purchaser, whether arising under or in connection with the Agreement, or otherwise.

9. Waiver of Limitations Period. Client hereby waives the benefit of any statute of limitations that might otherwise bar the recovery of any of the Obligations from any one or more of them.

10. Non-Waiver of Default. Neither this Amendment nor Purchaser’s continued making of loans or other extensions of credit at any time extended to Client in accordance with the Agreement shall be deemed a waiver of or consent to any Event of Default. Client agrees that such Events of Default shall not be deemed to have been waived, released or cured by virtue of advances, loans or other extensions of credit at any time extended to Client pursuant to the terms of the Agreement or the execution of this Amendment.

11. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between Client and Purchaser to one other than a debtor-creditor relationship. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No person other than a party hereto is intended to be a beneficiary hereof and no person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

12. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, heirs and personal representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

By:	/s/ Jerry Shea
Jerry Shea, Vice President

ICOP DIGITAL, INC.

By:	/s/ David C. Owen
David C. Owen, CEO

Attest:

/s/ Laura E. Owen
Secretary

(Corporate Seal)

[SEAL]